Exhibit 21.1
LIST OF SUBSIDIARIES OF HEALTHEQUITY, INC.

FORT EFFECT CORP., a Washington corporation

FURTHER OPERATIONS, LLC, a Delaware limited liability company

HEALTHEQUITY ADVISORS, LLC, a Utah limited liability company

HEALTHEQUITY PAYMENTS, LLC, a Delaware limited liability company

HEALTHEQUITY RETIREMENT SERVICES, LLC, a Delaware limited liability company

HEALTHEQUITY TRUST COMPANY, a Wyoming corporation

WAGEWORKS, INC., a Delaware corporation
HEALTHEQUITY COVERAGE CONTINUATION SERVCES, LLC, a Delaware limited liability company
HEALTHEQUITY COMMUTER SERVICES, INC., a Delaware corporation